EXHIBIT 99.1

18191 Von Karman Avenue Suite 300 Irvine, CA 92612 (949) 270-9200

October 4, 2019

Dear Fellow Stockholder:

Thank you for your investment in Griffin-American Healthcare REIT III, Inc. We are writing today to provide you with the results of our annual portfolio valuation and an updated estimated net asset value (“NAV”) of our shares that was determined by our board of directors as a result of this valuation. As you’ll recall, we began an annual valuation of our portfolio in 2016, resulting in an initial estimated per share NAV of $9.01. On October 4, 2017, following an annual valuation of our portfolio as of June 30, 2017, our board of directors determined an updated estimated per share NAV of $9.27 and on October 4, 2018, our board of directors adopted an updated estimated per share NAV of $9.37, based upon a valuation of our portfolio as of June 30, 2018. We are pleased to report that our most recent valuation, following an annual valuation of our portfolio as of June 30, 2019, resulted in a new estimated per share NAV of $9.40.

As you know, we acquired our first property in June 2014 and have since completed more than $3 billion1 worth of acquisitions. Our premier portfolio of international healthcare real estate investments has consistently performed well, as our quarterly results and annual valuation of our portfolio continue to demonstrate. Indeed, as this most recent annual valuation demonstrates, the estimated NAV of our shares has grown each year. We remain pleased with the performance of Griffin-American Healthcare REIT III and will continue to pursue our strategic plan to realize the greatest possible value on behalf of our fellow stockholders.

Our board of directors has authorized distributions payable monthly to stockholders equal to $0.60 per share on an annualized basis commencing on May 1, 2014 through December 31, 2019. Although the amount of any future distributions is determined by our board of directors, we do not expect any changes to our distribution policy as a result of the valuation.

Estimated Per Share NAV
On October 3, 2019, the board of directors of Griffin-American Healthcare REIT III determined an updated estimated per share NAV of $9.40, calculated as of June 30, 2019, following a valuation of the company’s property portfolio performed by Robert A. Stanger & Co. (“Stanger”). It is important to note that, pursuant to the Institute for Portfolio Alternative’s practice guideline regarding valuations of publicly registered non-listed REITs to which the Stanger valuation methodology conforms, the estimated per share NAV does not include a portfolio premium, or other adjustments such as disposition fees and expenses, that may reasonably be expected to accrue in a typical real estate valuation process conducted for transaction purposes, nor does it reflect an enterprise value.

The estimated per share NAV was determined by the board of directors after Stanger, an independent third-party valuation firm, conducted valuation analyses of Griffin-American Healthcare REIT III’s property portfolio and other assets and liabilities. Stanger then divided the aggregate value of our property portfolio, cash and other assets, less the estimated value of outstanding mortgages and other liabilities, by the number of shares issued and outstanding on an adjusted fully diluted basis as of June 30, 2019. For a full description of the methodology and assumptions used to determine the estimated per share NAV, please see our Current Report on Form 8-K that we filed with the United States Securities and Exchange Commission on October 4, 2019.

Distribution Reinvestment Plan
Many of our stockholders participate in our distribution reinvestment plan (“DRIP”), wherein they receive additional shares of common stock in our company rather than receive a monthly cash distribution. In connection with the updated estimated per share NAV described herein, the new purchase price for DRIP shares shall equal the new estimated per share NAV of $9.40, which will be effective beginning with the distribution payment to stockholders to be paid in the month of November 2019. If you are a current DRIP participant, you do not need to do anything — you will automatically continue to be issued DRIP shares under the new purchase price. Please refer to our Amended and Restated Distribution Reinvestment Plan for additional information, which can be found on our website at www.HealthcareREIT3.com.

www.HealthcareREIT3.com

Share Repurchase Plan
In accordance with our share repurchase plan (“SRP”), the per share repurchase price will equal 92.5% to 100% of the “repurchase amount” depending on the length of time the stockholder has held their shares. The “repurchase amount” is the lesser of the purchase price paid per share or the current estimated per share NAV. The updated estimated per share NAV of $9.40 will now serve as the repurchase amount for most stockholders, effective with respect to share repurchase requests submitted for approval during the fourth quarter 2019, until such time as the board determines an updated estimated per share NAV. Please refer to our Second Amended and Restated Share Repurchase Plan for additional information, which can be found on our website at www.HealthcareREIT3.com.

It is important to keep in mind that the estimated per share NAV of $9.40 is simply a snapshot as of a particular date and may fluctuate over time as we continue to expand and actively manage our portfolio. The estimated per share NAV is not intended to represent the amount that you could expect to receive if you were to sell your shares now or if we complete a liquidity event.

We are very pleased with the growth and performance of Griffin-American Healthcare REIT III, which acquired its first property just over five years ago. As we continue to pursue our strategic plan, we will work to further enhance the value of our portfolio and to maximize stockholder value. Should you have any questions, please contact our Investor Services department at 888-926-2688.

Thank you for your continued support.

Sincerely,

Jeff Hanson	Danny Prosky
Chairman and Chief Executive Officer	President and Chief Operating Officer

Enclosures

(1)	Based on aggregate contract purchase price of owned and/or operated real estate and real estate-related investments, including development projects as of June 30, 2019.

18191 Von Karman Avenue Suite 300 Irvine, CA 92612 (949) 270-9200

Frequently Asked Questions

1)	Why did the board determine an estimated per share NAV?
The board of directors determines an estimated per share net asset value (“NAV”) of our common stock on at least an annual basis in order to assist the broker-dealers that participated in our offering in meeting their customer account statement reporting obligations as required by the Financial Industry Regulatory Authority (“FINRA”).

2)	Did the valuation include a portfolio premium or other adjustments to value?
The valuation performed by Robert A. Stanger & Co., Inc. (“Stanger”), an independent third-party valuation firm, was conducted pursuant to industry guidelines that do not allow for the consideration of a portfolio premium or other adjustments such as disposition costs and fees that we would reasonably expect to accrue in a typical real estate valuation process conducted for transaction purposes, nor did it include an enterprise value.

3)	How was the estimated per share NAV determined?
Stanger valued our investment portfolio and debt liabilities and calculated an estimated per share NAV of our common stock of $9.40 as of June 30, 2019. The audit committee of the board of directors, comprised solely of independent directors, engaged Stanger and reviewed Stanger’s valuation analyses and report, and recommended an estimated per share NAV to the full board. Based on the audit committee’s recommendation, the board of directors adopted an estimated per share NAV of $9.40. For a full description of the methodology and assumptions used to determine the estimated per share NAV, please see our Current Report on Form 8-K that we filed with the U.S. Securities and Exchange Commission on October 4, 2019.

4)     Will my monthly distribution payment change?
No. Although the amount of any future distributions is determined by our board of directors, we do not expect any changes to our distribution policy as a result of the valuation.

5)    What impact does the estimated per share NAV have on the distribution reinvestment plan (“DRIP”)?
The new purchase price for DRIP shares will be equal to the estimated per share NAV of $9.40, effective beginning with the distribution payment to stockholders to be paid in the month of November 2019. Stockholders currently enrolled in the DRIP do not need to do anything — they will automatically continue to be issued DRIP shares at the new price of $9.40 per share. Please refer to our Amended and Restated Distribution Reinvestment Plan for additional information, which can be found on our website at www.HealthcareREIT3.com.

6)    How will the share repurchase plan (“SRP”) change as a result of the estimated per share NAV?
The per share repurchase price is based on the “repurchase amount,” which is the lesser of the purchase price paid per share or the current estimated per share NAV. Shares accepted for repurchase will be repurchased at a price equal to 92.5% to 100% of the repurchase amount, depending on the length of ownership. Accordingly, the estimated per share NAV of $9.40 will serve as the repurchase amount for most stockholders, until such time as a new estimated per share NAV is determined. Please refer to our Second Amended and Restated Share Repurchase Plan for additional information, which can be found on our website at www.HealthcareREIT3.com.

7)    When will the estimated per share NAV be reflected on my quarterly customer account statement?
Your quarterly customer account statement will reflect the $9.40 estimated per share NAV beginning with your fourth quarter statement, which will be provided to you in January 2020.

8)     Will the estimated per share NAV change?
The board of directors expects to continue to perform valuations of our portfolio on at least an annual basis and will adjust the estimated per share NAV accordingly.

www.HealthcareREIT3.com

9)    Who can I contact for additional information?
Please contact our Investor Services department at 888-926-2688 should you have any questions.

This letter contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements include, but are not limited to, statements with respect to our expectations regarding our continued success, changes to our distribution policy, the estimated per share NAV of our common stock and our future determinations thereof, our ability to acquire additional properties, our ability to actively manage our portfolio, the completion of a liquidity event, our ability to successfully pursue our strategic plan, our ability to further enhance the value of our portfolio and our ability to maximize shareholder value. We intend for all forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our strength and financial condition and uncertainties relating to the financial strength of our current and future real estate investments and their tenants; uncertainties relating to our ability to successfully pursue our strategic plan; uncertainties relating to the local economies where our real estate investments are located; uncertainties relating to the requirements related to additional acquisitions; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; uncertainties regarding changes in the Institute for Portfolio Alternatives’ practice guideline regarding valuations of publicly registered non-listed REITs; uncertainties relating to the implementation of recent healthcare legislation and tax reform; uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as outlined in our company’s periodic reports, as filed with the U.S. Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and undue reliance should not be placed on such statements. We undertake no obligation to update any such statements that may become untrue because of subsequent events.